Exhibit 16.1

September 24, 2018

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Bank First National Corporation’s statements included under Item 14 of its Form 10 filed on September 24, 2018 and we agree with such statements concerning our firm.

Sincerely,

/s/ Porter Keadle Moore, LLC

Porter Keadle Moore, LLC

235 Peachtree Street, NE | Suite 1800 | Atlanta, GA 30303 | Phone 404.588.4200 | 404.588.4222

A member of Allianial Global